Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form F-1 of our report dated May 30, 2017 (September 1, 2017 as to Note 2(w)) relating to the consolidated financial statements and financial statement schedule of Zai Lab Limited and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

September 1, 2017